STRUCTURING FEE AGREEMENT

__________, 2017

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street,
New York, New York 10281-8098

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated __________ 2017 (the “Underwriting Agreement”), by and among Dreyfus Alcentra Global Credit Income 2024 Target Term Fund, Inc. (the “Fund”), The Dreyfus Corporation (the “Company”), Alcentra NY, LLC and each of the Underwriters named in Exhibit A thereto, with respect to the issue and sale of the Fund’s shares of common stock, par value $0.001 per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Fee. In consideration of your services in offering advice relating to the structure, design and organization of the Fund and/or the distribution of its Common Shares, which may but need not necessarily include views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund’s investments in light of current market conditions, (ii) marketing issues with respect to the Fund’s investment policies and proposed investments, (iii) the proportion of the Fund’s assets to invest in the Fund’s strategies and (iv) the overall marketing and positioning thesis for the offering of the Common Shares, which services may be completed by your affiliate in your sole discretion, the Company shall pay a fee to you calculated at __ % of the aggregate price to the public of the Common Shares sold by you in the Offering equal to $____ the “Fee”). The Fee shall be paid following the Closing Date on or before __________ 2017. The payment shall be made by wire transfer to the order of RBC Capital Markets, LLC. The Company acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above.

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. If this Agreement is terminated, the Company shall reimburse only for your accountable out-of-pocket expenses in accordance with FINRA Rule 5110(f)(2)(D).

3. Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Not an Investment Adviser; No Fiduciary Duty. The Company acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Company. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Company or the Company as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Company and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Company on related or other matters).

5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers). For the avoidance of doubt, and subject to Section 1 hereof, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by you hereunder.

6. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 9 shall be deemed effective service of process on such party. EACH OF RBC CAPITAL MARKETS, LLC AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF RBC CAPITAL MARKETS, LLC AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON RBC CAPITAL MARKETS, LLC AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH RBC CAPITAL MARKETS, LLC OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

9. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

The Dreyfus Corporation
200 Park Avenue
New York, NY 10166
Attention: Jeff S. Prusnofsky

or if to RBC Capital Markets, LLC:

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street,
New York, New York 10281-8098
Attention: [General Counsel]

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page - Structuring Fee Agreement]

Indemnification Agreement

__________, 2017

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street,
New York, New York 10281-8098

Ladies and Gentlemen:

In connection with the engagement of RBC Capital Markets, LLC (the “Bank”) to advise and assist the undersigned, The Dreyfus Corporation (together with its successors and assigns, the “Company”), with respect to the matters set forth in the Structuring Fee Agreement dated __________ , 2017, between the Company and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, with respect to the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the Agreement, the Company will reimburse such Indemnified Party for reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith; provided that in any Proceeding, the Company shall be entitled to select counsel, except that the Indemnified Party shall have the right to select and employ separate counsel (including local counsel), and the Company bear the reasonable fees, costs and expenses as incurred of such separate counsel (and local counsel) only if (i) the use of counsel chosen by the Company to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize the Indemnified Party to employ separate counsel at the expense of the Company. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The Company may participate at its own expense in the defense of any such action; provided, however, that counsel to the Company shall not (except with the consent of the Indemnified Parties, which shall not be unreasonably withheld) also be counsel to the Indemnified Parties. The Company will not, without the prior written consent of the Indemnified Parties, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall, without the prior written consent of the Company (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder when the Company is an actual named party thereto, unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnification provided hereunder shall be limited to the services provided by the Bank pursuant to the Agreement and shall not extend to any losses, claims, damages or liabilities related to, arising out of, or in connection with the Underwriting Agreement, dated __________, 2017, by and among the Fund, the Company, Alcentra NY, LLC and each of the underwriters named therein.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand.

Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses reasonably incurred by the Company resulted primarily from the bad faith, gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH PARTY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT

IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page - Indemnification Agreement]